SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
 EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

OPGEN, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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OPGEN, INC.
708 Quince Orchard Road, Suite 205
Gaithersburg, Maryland 20878
 (240) 813-1260
To Our Stockholders:
You are cordially invited to attend the Special Meeting (the "Special Meeting") of Stockholders of OpGen, Inc. at 10 a.m., local time, on January 17, 2018, at the offices of Ballard Spahr LLP located at 1909 K Street, NW, Washington, DC 20006 for the following purposes:
1.
To approve the adoption of an amendment to the Company's Amended and Restated Certificate of Incorporation, to effect a reverse stock split at a ratio of not less than two-to-one and not more than twenty-five-to-one, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our Board of Directors, and to reduce the authorized shares of common stock to 50,000,000 shares.

2.
To approve one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal No. 1; and

3.	To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.
The Notice of Meeting and proxy statement on the following pages more fully describe the matters to be presented at the Special Meeting and other information you may find useful in determining how to vote.
The Board of Directors of OpGen has determined that the reverse stock split is in the best interests of OpGen and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.
We hope you can join us at the Special Meeting. As a stockholder, your participation in the affairs of OpGen is important, regardless of the number of shares you hold. Therefore, whether or not you are able to personally attend, please vote your shares as soon as possible by following the instruction provided in the enclosed proxy card, or if you hold your shares through a bank, broker or other financial intermediary, by following the instructions provided by the financial intermediary. If you decide to attend the Special Meeting, you will be able to vote in person even if you have previously voted.
On behalf of OpGen, Inc., I thank you for your ongoing interest and investment in our company.
Sincerely,
Evan Jones
Chairman of the Board and Chief Executive Officer

OPGEN, INC.
708 Quince Orchard Road, Suite 205
Gaithersburg, Maryland 20878
 (240) 813-1260
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. local time on Wednesday, January 17, 2018

PLACE	Ballard Spahr LLP located at 1909 K Street, NW, Washington, DC 20006

ITEMS OF BUSINESS	1.
To approve the adoption of an amendment to the Company's Amended and Restated Certificate of Incorporation, to effect a reverse stock split at a ratio of not less than two-to-one and not more than twenty-five-to-one, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our Board of Directors, and to reduce the authorized shares of common stock to 50,000,000 shares.

2.
To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal.

	3.	To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

RECORD DATE	You are entitled to vote at the Special Meeting and any adjournment thereof if you were a stockholder at the close of business on December 6, 2017.

By Order of the Board of Directors

 Timothy C. Dec
Corporate Secretary
December    , 2017

TABLE OF CONTENTS

Page
Questions And Answers	1
The Special Meeting	4
General Information	4
Proposed Action	4
Voting Rights And Votes Required	4
Special Note Regarding Forward-Looking Statements	5
Proposal No. 1	6
Amendment To The Amended And Restated Certificate Of Incorporation To Implement A Reverse Stock Split Of The Company's Outstanding Common Stock And Reduce The Authorized Shares Of Common Stock To 50,000,000	6
Proposal No. 2	12
Grant Of Discretionary Authority To Adjourn The Special Meeting If Necessary To Solicit Additional Proxies	12
Security Ownership Of Certain Beneficial Owners And Management	13
Stockholders' Proposals	15
Where You Can Find More Information	15
Householding Of Special Meeting Materials	15
Other Matters	15

This proxy statement incorporates important business and financial information about OpGen that is not included in or delivered with the document.  This information is available without charge to stockholders upon written or oral request to:

OPGEN, INC.
708 Quince Orchard Road, Suite 205
Gaithersburg, Maryland 20878
(240) 813-1260
Attention:  Evan Jones

To obtain timely delivery, stockholders must request the information no later than five business days before the date of the Special Meeting.

i

QUESTIONS AND ANSWERS
This section provides answers to frequently asked questions about the reverse stock split proposal and the Special Meeting.  In this proxy statement, we refer to OpGen, Inc. as "OpGen," the "Company," "we" and "us."
Q; When is the Special Meeting?
The Special Meeting will be held at the offices of Ballard Spahr LLP, located at 1909 K Street, NW, Washington, DC 20006 on Wednesday January 17, 2018, at 10:00 a.m. local time. Directions to the Special Meeting may be found at the Company's website.
Q: What is the Reverse Stock Split Proposal and why is it necessary?
A: The OpGen common stock, par value $0.01 per share, or Common Stock, is currently listed on The NASDAQ Capital Market but the trading price of our Common Stock does not meet the $1.00 per share minimum bid price required by The NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(a)(2).  As of December 6, 2017, the closing price of our Common Stock was $0.2297 per share.  We have until December 18, 2017 to regain such compliance. We do not believe we will be in compliance with the minimum bid price requirement by December 18, 2017, and do not believe we meet all of the other initial listing requirements of the NASDAQ Capital Market in order to be afforded a second 180 calendar day grace period. We expect to receive a delisting notice from NASDAQ after December 18, 2017. We believe the implementation of the Reverse Stock Split will assist us in regaining compliance with The NASDAQ Capital Market minimum bid price requirements so that we can keep our NASDAQ Capital Markets listing.
Q: Why am I receiving this proxy statement?
A: You are receiving this proxy statement because you have been identified as a stockholder of OpGen as of the Record Date.  This proxy statement is being used by OpGen to solicit proxies for the Special Meeting.  If you are a stockholder of OpGen, you are entitled to vote at the Special Meeting.  This document contains important information about the Special Meeting, and you should read it carefully.
Q: What proxy materials are being made available to stockholders?
A: The proxy materials consist of: (1) the Notice of Special Meeting of Stockholders; (2) this proxy statement; and (3) a proxy card or voting instruction card.
Q: What proposals will be voted on at the Special Meeting?
A: There are two matters on which a vote is scheduled at the Special Meeting:
•
To approve the adoption of an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, or Charter, to effect a Reverse Stock Split at a ratio of not less than two-to-one and not more than twenty-five-to-one, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our Board of Directors, or the "Reverse Stock Split Proposal", and to reduce the authorized shares of common stock to 50,000,000 shares; and

•
To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal, or the "Adjournment Proposal".

Q: What are the Board of Directors' voting recommendations?
A: The Board of Directors recommends that you vote your shares:
•	FOR the Reverse Stock Split Proposal; and
•	FOR the Adjournment Proposal.

For a more detailed discussion of why you should vote "FOR" Proposal 1 and Proposal 2, see "Proposal 1 – Amendment to the Amended and Restated Certificate of Incorporation to Implement a Reverse Stock Split of the Company's Outstanding Common Stock and Reduce the Authorized Shares of Common Stock to 50,000,000" and "Proposal 2 – Grant of Discretionary Authority to Adjourn the Special Meeting if Necessary to Solicit Additional Proxies."
Q: What shares may I vote?
A: You may vote all shares of Common Stock of the Company that you owned as of the close of business on the Record Date. These shares include:
1.	those held directly in your name as the stockholder of record; and
2.	those held for you as the beneficial owner through a bank, broker or other financial intermediary at the close of business on the Record Date.
Each share of Common Stock is entitled to one vote. On the Record Date, there were approximately 56,433,530 shares of our Common Stock issued and outstanding.
Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A: Most stockholders hold their shares through a bank, broker or other financial intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares held beneficially.
Stockholder of Record: If your shares are registered directly in your name with OpGen's transfer agent, Philadelphia Stock Transfer, Inc., or the Transfer Agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to OpGen or to vote your shares in person at the Special Meeting.
Beneficial Owner: If you hold shares in a stock brokerage account or through a bank or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other financial intermediary on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Special Meeting.
Q: How do I vote?
A: You may vote in person at the Special Meeting, vote by proxy through the internet or vote by proxy using the enclosed proxy card.  To vote through the internet, go to http:// www.pstvote.com/opgenspecial2017 and complete an electronic proxy card.  You will be asked for a Control Number, which has been provided with the proxy card.
Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy to ensure your vote is counted.  Voting by proxy will not affect your right to attend the Special Meeting and vote.  If you vote via the internet or properly complete your proxy card and submit it to us in time, the "proxy" (one of the individuals named on the proxy card) will vote your shares as you have directed.  If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board and, as to any other matters properly brought before the Special Meeting, in the sole discretion of the proxy.
Q: May I attend the Special Meeting in Person?
A: You are invited to attend the Special Meeting in person. All stockholders attending the Special Meeting will be asked to present a form of photo identification, such as a driver's license, in order to be admitted to the Special Meeting. All bags or packages permitted in the meeting room will be subject to inspection. No cameras, computers, recording equipment, other similar electronic devices, signs, placards, briefcases, backpacks, large bags or packages will be permitted in the Special Meeting. The use of mobile phones, tablets, laptops and similar electronic devices during the Special Meeting is prohibited, and such devices must be turned off and put away before entering the meeting room. By attending the Special Meeting, stockholders agree to abide by the agenda and procedures for the Special Meeting, copies of which will be distributed to attendees at the meeting.
Q: How can I vote my shares in person at the Special Meeting?
A: You may vote shares you hold directly in your name as the stockholder of record in person by written ballot at the Special Meeting.

If you are the beneficial owner of shares held in street name, you may vote your shares in person at the Special Meeting only if you have obtained a signed proxy from your bank, broker or other financial intermediary (i.e., the stockholder of record) giving you the right to vote the shares.
Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy in advance of the meeting so that your vote will be counted if you later decide not to attend the Special Meeting. Submitting your proxy now will not prevent you from voting your shares in person by written ballot at the Special Meeting if you desire to do so, as your proxy is revocable at your option.
Q: What is the quorum requirement for the Special Meeting?
A: The quorum requirement for holding the Special Meeting and transacting business is a majority of the outstanding shares of Common Stock. The shares may be present in person or represented by proxy at the Special Meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. "Broker non-votes" (described below) will not be counted for this purpose.
Q: What is the voting requirement to approve each of the proposals?
A: Pursuant to our Charter and the Delaware General Corporation Law, the Reverse Stock Split Proposal (Proposal 1) must be approved by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock of the Company entitled to vote on the proposal. The affirmative vote of a majority of the votes cast on the Adjournment Proposal (Proposal 2) by the shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve the Adjournment Proposal. In each case, a quorum must be present at the Special Meeting for a valid vote.
Q: What happens if I abstain from voting?
A: If you submit a proxy and explicitly abstain from voting on any proposal, the shares represented by the proxy will be considered present at the Special Meeting for the purpose of determining a quorum. With respect to the Reverse Stock Split Proposal (Proposal 1), because approval of the proposal requires the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock of the Company entitled to vote on the proposal, abstentions will have the same practical effect as a vote against this proposal. With respect to the Adjournment Proposal (Proposal 2), abstentions will not be counted as votes cast and therefore they will have no effect on the outcome of this proposal.
Q: What is a "broker non-vote"?
A: A "broker non-vote" occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions. Brokers have discretionary authority to vote on matters that are deemed "routine," but brokers do not have discretionary authority to vote on matters that are deemed "non-routine," such as the Reverse Stock Split Proposal (Proposal 1) or the Adjournment Proposal (Proposal 2). If you do not give your broker specific instructions, your shares will not be voted on the proposals. Your failure to give your broker specific instructions will have the same effect as a vote against the Reverse Stock Split Proposal (Proposal 1), but will have no effect on the Adjournment Proposal (Proposal 2). You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.
Q: Am I entitled to dissenters' rights?
A: No dissenters' rights are available under the General Corporation Law of the State of Delaware, our Charter, or our bylaws to any stockholder with respect to either of the matters proposed to be voted on at the Special Meeting.

THE SPECIAL MEETING
General Information
Time, Date and Place of the Special Meeting
The Special Meeting will be held at the offices of Ballard Spahr LLP, located at 1909 K Street, NW, Washington, DC 20006 on January 17, 2018, at 10:00 a.m. local time.
Solicitation
The enclosed proxy is being solicited by OpGen's Board of Directors.  The costs of the solicitation will be borne by OpGen. Proxies may be solicited personally or by mail, telephone or facsimile by directors, officers and regular employees of OpGen, none of whom will receive any additional compensation for such solicitations. OpGen will reimburse banks, brokers, nominees, custodians and fiduciaries for reasonable out-of-pocket expenses they incur in sending the proxy materials to beneficial owners of the shares.
Proposed Action
We are asking for approval of a proposal to authorize the OpGen Board of Directors to effect, in its discretion (if the Board of Directors determines that a reverse stock split is in the best interests of the Company to maintain NASDAQ Capital Market listing), a Reverse Stock Split of the outstanding shares of the Company's Common Stock in a ratio of at least two-to-one and not more than twenty-five-to-one, and to reduce the authorized shares of common stock to 50,000,000 shares, and, in connection with such Reverse Stock Split and reduction of the authorized shares of common stock, to approve a corresponding Amendment of the Company's Charter, subject to the authority of the Board of Directors to abandon such Amendment. We believe the Reverse Stock Split is necessary to achieve a minimum bid price required for continued listing of the Common Stock on The NASDAQ Capital Market to provide stockholders with continued access to an exchange on which to trade our shares.  The Board of Directors will carefully consider the impact of the Reverse Stock Split ratio on existing stockholders of OpGen and on the investor community at large, and will use its discretion to apply the least onerous ratio necessary to achieve the desired results. In the event there are not sufficient votes to approve the Reverse Stock Split Proposal, we are asking for the approval of a proposal to adjourn the Special Meeting, if necessary, to solicit the additional proxies necessary to approve the Reverse Stock Split Proposal.
Voting Rights and Votes Required
Holders of shares of OpGen Common Stock, at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.  On the Record Date, 56,433,530 shares of Common Stock were outstanding.  Holders of Common Stock are entitled to one vote per share.
The presence, in person or by proxy, of holders of a majority of the shares outstanding as of the Record Date constitutes a quorum for the transaction of business at the Special Meeting.  In the event there are not sufficient shares represented for a quorum or votes to approve any proposals at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies.  Abstentions will count towards quorum requirements.
The Reverse Stock Split Proposal which the OpGen stockholders are being asked to approve will require the approval of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares Common Stock as of the Record Date and the Adjournment Proposal which the OpGen stockholders are being asked to approve will require the approval of a majority of the votes cast at the Special Meeting as long as a quorum is achieved.
The Reverse Stock Split Proposal and Adjournment Proposal which the stockholders are being asked to approve are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the General Corporation Law of the State of Delaware.

Shares of Common Stock represented by all properly executed proxies received at the Transfer Agent by January 16, 2018 by 12:00 noon Eastern Time will be voted as specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted "FOR" the approval of the Reverse Stock Split Proposal and "FOR" the approval of the Adjournment Proposal.
Management and the Board of Directors of OpGen know of no other matters to be brought before the Special Meeting.  If any other matters are properly presented to the stockholders for action at the Special Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.
The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by (1) providing notice in writing to OpGen's Corporate Secretary that the proxy is revoked; (2) presenting to OpGen a later-dated proxy; or (3) by attending the Special Meeting and voting in person.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents referred to in this proxy statement, may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. You can identify these statements by words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "may," and "continue" or the negative thereof or other variations thereon or similar terminology. You should read statements that contain these words carefully. Such forward-looking statements may include statements about our plans, objectives, expectations and intentions and information concerning possible or assumed future results of operations of our Company. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of management, are not guarantees of performance, and are subject to significant risks and uncertainty. Please read carefully the risks detailed in this proxy statement and our current filings with the U.S. Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q. You should not place undue reliance on forward-looking statements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

PROPOSAL NO. 1
AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
 INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK AND REDUCE THE AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000
General

We are seeking stockholder approval for an amendment to the Company's Charter, authorizing a Reverse Stock Split of the issued and outstanding shares of our Common Stock, at a ratio within a range of two-to-one and not more than twenty-five-to-one, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our Board of Directors, and to reduce the authorized shares of common stock to 50,000,000 shares.  The form of the proposed amendment to the Charter, or the Amendment, is attached to this proxy statement as Appendix A.
On December 8, 2017, our Board of Directors approved the proposed Reverse Stock Split , the reduction of the authorized shares of common stock to 50,000,000, and the Amendment in order to effect the Reverse Stock Split and the reduction in the authorized shares of common stock, subject to stockholder approval, and directed that the Amendment be submitted to a vote of the Company's stockholders at the Special Meeting.
If approved by our stockholders, and if implemented by our Board of Directors, the Reverse Stock Split will become effective at the time specified in the Amendment, as filed with the Secretary of State of the State of Delaware. The exact ratio of the Reverse Stock Split, within the two-to-one to twenty-five-to-one range, would be determined by the Board of Directors and publicly announced by the Company prior to filing the Amendment.  In determining the appropriate ratio for the Reverse Stock Split, our Board of Directors will consider, among other things, factors such as:
•	the minimum price per share requirements of The NASDAQ Capital Market;
•	the historical trading price and trading volume of our Common Stock;
•	the number of shares of our Common Stock outstanding;
•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;
•	business developments affecting us; and
•	prevailing general market and economic conditions.
Reasons for the Reverse Stock Split
Our Board of Directors authorized the Reverse Stock Split of our Common Stock with the primary intent of increasing the price of our Common Stock in order to meet the price criteria for continued listing on The NASDAQ Capital Market.  Our Common Stock is publicly traded and listed on The NASDAQ Capital Market under the symbol "OPGN."  Our Board of Directors believes that, in addition to increasing the price of our Common Stock, the Reverse Stock Split would make our Common Stock more attractive to a broader range of institutional and other investors.  Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in OpGen's and our stockholders' best interests.
On June 20, 2017, we received a notice from the Listing Qualifications Staff of The NASDAQ Stock Market LLC, or NASDAQ, notifying us that, based upon the closing bid price of our Common Stock for the last 30 consecutive business days, no longer met the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2).  In accordance with NASDAQ'S Listing Rule 5810(c)(3)(A), we had a period of 180 calendar days to regain compliance with the rule.  We have until December 18, 2017 to regain such compliance, but do not believe we will be able to do so.

If we are not in compliance with the minimum bid price requirement by December 18, 2017, we would be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, with the exception of the minimum bid price requirement to be granted an additional 180-day grace period.  We do not believe we will be able to meet all of the initial listing standards of The NASDAQ Capital Market at the time, so we expect to receive a delisting notice from NADSAQ. We believe effectuation of the Reverse Stock Split Proposal may help us avoid delisting from The NASDAQ Capital Market.
Our Board of Directors believes that the delisting of our Common Stock from The NASDAQ Capital Market would result in decreased liquidity and/or increased volatility in our Common Stock, and a diminution of institutional investor interest in our company. Our Board also believes that a delisting could cause a loss of confidence of potential industry partners, lenders and employees, which could further harm our business and our future prospects.
Our Board of Directors believes that an increased stock price could encourage investor interest and improve the marketability of our Common Stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our Board of Directors believes that the higher share price resulting from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our Common Stock.
Although we expect that the Reverse Stock Split will result in an increase in the market price of our Common Stock, the Reverse Stock Split may not result in a permanent increase in the market price of our Common Stock, which is dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.
Certain Risks Associated with the Reverse Stock Split
Unexpected factors, such as our ability to successfully accomplish our business goals, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. There can be no assurance that the total market capitalization of our Common Stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our Common Stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split.
There can be no assurance that the market price per new share of our Common Stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before the Reverse Stock Split.  For example, based on the closing price of our Common Stock on December 6, 2017 of $0.2297 per share, if the Board of Directors were to implement the Reverse Stock Split and utilize a ratio of five-to-one, we cannot assure you that the post-split market price of our Common Stock would remain greater than $1.00.  We are aware that in many cases, the market price of a company's shares declines after a reverse stock split is implemented.
Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split, when and if implemented, may be lower than the total market capitalization before the Reverse Stock Split.  Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.
If the Reverse Stock Split is consummated, we would have more authorized shares available for issuance than we do currently and, therefore, the potential for dilution further issuances.  Therefore, the Board of Directors is recommending a reduction in the number of shares of authorized common stock from 200,000,000 to 50,000,000 if the Reverse Stock Split is implemented.
Further, the liquidity of our capital stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the stock price does not remain increased as a result of the Reverse Stock Split.  In addition, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales.  If we effect the Reverse Stock Split, the resulting per-share stock price may not attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.

While the Board of Directors proposes the Reverse Stock Split to bring the price of our Common Stock back above $1.00 per share in order to meet the requirements for the continued listing of our Common Stock on The NASDAQ Capital Market, there is no guarantee that the price of our Common Stock will not decrease in the future, or that for any other reason our Common Stock will not remain in compliance with The NASDAQ Capital Market listing standards.  There can be no guarantee that the closing bid price of our Common Stock will remain at or above $1.00 for ten consecutive trading days, which would be required to cure our current listing standard deficiency.
Potential Effects of the Proposed Reverse Stock Split
If this proposal is approved and the Reverse Stock Split is effected, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. The immediate effect of the Reverse Stock Split would be to reduce the number of shares of our Common Stock outstanding and to increase the per-share trading price of our Common Stock.
However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company's common stock following a reverse stock split declines, in many cases, because of variables outside of a company's control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment). We cannot assure you that the trading price of our Common Stock after the Reverse Stock Split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder's proportional ownership in our Company. However, should the overall value of our Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.
Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios up to twenty-five-to-one, without giving effect to the treatment of fractional shares.  The actual number of shares outstanding after giving effect to the Reverse Stock Split, if effected, will depend on the actual ratio that is determined by our Board of Directors in accordance with the Amendment to the Company's Charter.
Shares outstanding at December 6, 2017	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split	Reduction in Shares Outstanding
56,433,530	2 for 1	28,216,765	50%
56,433,530	5 for 1	11,286,706	80%
56,433,530	10 for 1	5,643,353	90%
56,433,530	15 for 1	3,762,235	93%
56,433,530	20 for 1	2,821,676	95%
56,433,530	25 for 1	2,257,341	96%

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.
Effects on Ownership by Individual Stockholders. If we implement the Reverse Stock Split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the appropriate ratio and then rounding down to the nearest whole share. We would pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the Reverse Stock Split, as described in further detail below. The Reverse Stock Split would not affect any stockholder's percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.

Effect on Restricted Stock Units, Stock Options, Warrants. In addition, we would adjust all outstanding shares of any restricted stock units, stock options and warrants entitling the holders to purchase shares of our Common Stock as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each security, and would increase the exercise price in accordance with the terms of each security based on Reverse Stock Split ratio (i.e., the number of shares issuable under such securities would decrease by the ratio, and the exercise price per share would be multiplied by ratio). Also, we would reduce the number of shares reserved for issuance under our existing 2015 Equity Incentive Plan, or the 2015 Plan, proportionately based on the ratio of the Reverse Stock Split. The Reverse Stock Split would not otherwise affect any of the rights currently accruing to holders of our Common Stock, or options or warrants exercisable for our Common Stock.
Other Effects on Issued and Outstanding Shares. If we implement the Reverse Stock Split, the rights pertaining to the issued and outstanding shares of our Common Stock would be unchanged after the Reverse Stock Split. Each share of our Common Stock issued following the Reverse Stock Split would be fully paid and non-assessable.
Effect on Authorized but Unissued Shares of Common Stock. We are seeking approval for a reduction of the authorized shares of common stock from 200,000,000 to 50,000,000 as part of the proposed Amendment to the Charter, no matter which Reverse Stock Split ratio is selected by the Board of Directors.  The Board of Directors believes that, following the reverse stock split, 50,000,000 shares of authorized common stock is sufficient for the then current shares outstanding, the number of shares subject to outstanding warrants, stock options and other equity awards, and for future issuances of common stock in financing transactions and under existing equity incentive plans, The number of authorized shares of preferred stock will remain at 10,000,000 shares.
Reservation of Right to Abandon the Proposed Amendment to our Amended and Restated Certificate of Incorporation
Our Board of Directors reserves the right not to file the Amendment to our Charter without further action by our stockholders at any time before the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, even if the authority to effect the Amendment is approved by our stockholders at the Special Meeting. By voting in favor of the Amendment, you are expressly also authorizing our Board of Directors to delay, not proceed with, and abandon, the proposed Amendment if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.
Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates
If stockholders approve this proposal and our Board of Directors does not otherwise abandon the Amendment contemplating the Reverse Stock Split, we will file with the Delaware Secretary of State a Certificate of Amendment to our Charter, in the form attached to this proxy statement as Appendix A. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Amendment, which we refer to as the "effective time." Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.
Upon the Reverse Stock Split, we intend to treat stockholders holding our Common Stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.
Following the Reverse Stock Split, stockholders holding physical certificates must exchange those certificates for new certificates and a cash payment in lieu of any fractional shares.

The Transfer Agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the Transfer Agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.
No Appraisal Rights
No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Charter, or our Amended and Restated bylaws with respect to the Reverse Stock Split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.
Accounting Consequences
The par value of our Common Stock would remain unchanged at $0.01 per share after the Reverse Stock Split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.
Potential Anti-Takeover Effect
The rules of the Securities and Exchange Commission, or SEC require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device.  As part of this proposal, the Board of Directors is proposing to reduce the number of shares of authorized common stock to 50,000,000.  The reason for such reduction is to preclude a dramatic increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock which could, under certain circumstances, have had an anti-takeover effect.  If left at 200,000,000 shares of authorized common stock, the relative increase in our authorized but unissued shares of Common Stock could potentially deter takeovers, including takeovers that our Board of Directors determines are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. Although our Board of Directors is not aware of any attempt to take control of our business and has not considered the Reverse Stock Split to be a tool to be utilized as a type of anti-takeover device, it has determined that a reduction in the number of authorized shares of common stock is appropriate.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in the Reverse Stock Split by a U.S. holder (as defined below).  Tax consequences to non-U.S. holders are not addressed. This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.
There can be no assurance that the IRS will not take a contrary position to the tax consequences described herein or that such position will not be sustained by a court. No ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the Reverse Stock Split.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar; (ix) persons holding Common Stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; (x) persons who acquire shares of Common Stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

This discussion is for general information only and is not tax advice. All stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the Reverse Stock Split.
For purposes of the discussion below, a "U.S. Holder" is a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person.  A "non-U.S. holder" is any beneficial owner of shares of Common Stock that is a not a U.S. holder.
The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes, and subject to the limitations and qualifications set forth in this discussion and the discussion below regarding the treatment of cash paid in lieu of fractional shares, the following U.S. federal income tax consequences should result from the Reverse Stock Split:
•	a U.S. holder should not recognize gain or loss on the deemed exchange of shares pursuant to the Reverse Stock Split;
•
the aggregate tax basis of the shares deemed received by a U.S. holder in the Reverse Stock Split should be equal to the aggregate tax basis of the shares deemed surrendered in exchange therefor (excluding any portion of such basis that is allocated to any fractional share of our shares); and

•	the holding period of the shares received by a U.S. holder in the Reverse Stock Split should include the holding period of the shares deemed surrendered therefor.
Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our shares surrendered to the shares of our share received pursuant to the Reverse Stock Split. Holders of shares of our shares acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. holder who receives cash in lieu of fractional shares in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of fractional shares and the portion of the stockholder's adjusted tax basis allocable to the fractional shares unless the distribution of cash is treated as having the effect of a distribution of dividend, in which case the gain will be treated as dividend income to the extent of our current accumulated earnings and profits as calculated for U.S. federal income tax purposes. Stockholders are urged to consult their own tax advisors to determine whether a stockholder's receipt of cash has the effect of a distribution of a dividend.
Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split in the case of certain U.S. Holders. In addition, U.S. Holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers (in the case of individuals, their social security number) in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder's federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Required Vote
The affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares Common Stock as of the Record Date, is required for approval of this proposal. Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1.

PROPOSAL NO. 2
GRANT OF DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING IF
 NECESSARY TO SOLICIT ADDITIONAL PROXIES
In the event that there are insufficient votes, in person or represented by proxy, at the time of the Special Meeting to approve Proposal No. 1, the Board of Directors may move to adjourn the Special Meeting, if necessary or advisable, in order to enable the Board of Directors to solicit additional proxies in favor of the approval of Proposal No. 1. In that event, the Board of Directors will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.
Required Vote
The affirmative vote of holders of a majority of the shares of our Common Stock present in person or by proxy at the Special Meeting and entitled to vote is required to approve Proposal No. 2.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The number of shares of the Company's common stock outstanding at the close of business on December 6, 2017 was 56,433,530 shares.  The following table sets forth the beneficial ownership of the Company's Common Stock as of December 6, 2017 by each Company director, director nominee and named executive officer, by all directors and executive officers as a group, and by each person who owned of record, or was known to own beneficially, more than 5% of the outstanding shares of our common stock.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options and warrants currently exercisable or exercisable within 60 days after December 6, 2017 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  To the knowledge of the directors and executive officers of the Company, as of December 6, 2017, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares representing more than 5% of the voting rights attached to all outstanding shares of the Company, other than as set forth below.  Unless otherwise indicated, the address of each beneficial owner listed below is c/o OpGen, Inc., 708 Quince Orchard Road, Suite 205, Gaithersburg, MD 20878.
Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Outstanding Common Shares
5% Stockholders
jVen Capital, LLC (1) 11009 Cripplegate Road	9,038,538	15.12%
Potomac, MD 20854
Merck Global Health Innovation Fund, LLC (2) One Merck Drive 2W116 Whitehouse Station, NJ 08889	8,692,265	14.56%
Versant Ventures III, LLC (3) One Sansome Street	3,034,373	5.33%
Suite 3630
San Francisco, CA 94104

Directors and Executive Officers
Evan Jones (4)	9,830,269	16.3%
Harry D'Andrea (5)	71,167	*
Timothy J.R. Harris, Ph.D., D.Sc. (6)	179,535	*
Tina S. Nova, Ph.D. (7)	9,375	*
David M. Rubin, Ph.D. (8)	-	-
Misti Ushio, Ph.D. (9)	61,167	*
Timothy C. Dec (10)	356,223	*
Vadim Sapiro (11)	157,811	*
All Directors and Executive Officers as a group (8 individuals) (12)	10,665,547	17.5%

*	Constitutes less than 1%
(1)	Consists of (i) 5,680,604 shares of common stock, and (ii) currently exercisable warrants to acquire an additional 3,357,934 shares of common stock.
(2)	Consists of (i) 5,413,449 shares of common stock and (ii) currently exercisable warrants to acquire an additional 3,278,816 shares of common stock.
(3)
Consists of (i) 2,539,214 and 14,997 shares of common stock beneficially owned by Versant Venture Capital III, L.P., or Versant Capital III, and Versant Side Fund III, L.P., or Versant SF III, respectively, and (ii) currently exercisable warrants to acquire an additional 477,342 and 2,820 shares of common stock owned by Versant Capital III and Versant SF III, respectively. Versant Ventures III, LLC is the sole general partner of Versant Capital III and Versant SF III.

(4)
Consists of (i) 5,680,604 shares of common stock and currently exercisable warrants to acquire an additional 3,357,934 shares of common stock beneficially owned by jVen Capital, LLC, (ii) 131,156 shares of common stock and currently exercisable warrants to acquire an additional 20,841 shares of common stock owned by Mr. Jones' spouse, and (iii) stock options to purchase 639,734 shares of common stock that are currently vested or that will become vested within 60 days. Mr. Jones is a managing member of jVen Capital, LLC and has voting and investment authority over the shares owned by that entity (see footnote 1 above).

(5)	Consists of (i) 39,292 shares of common stock and (ii) stock options to purchase 31,875 shares of common stock that are currently vested or that will become vested within 60 days.
(6)
Consists of (i) 89,408 shares of common stock, (ii) currently exercisable warrants to acquire an additional 39,187 shares of common stock, and (iii) stock options to purchase 50,940 shares of common stock that are currently vested or that will become vested within 60 days.

(7)	Consists of stock options to purchase 9,375 shares of common stock that are currently vested or that will become vested within 60 days.
(8)	Dr. Rubin is the managing director of MGHIF, but does not have nor share voting power over the shares of our common stock owned by MGHIF.
(9)	Consists of (i) 39,292 shares of common stock and (ii) stock options to purchase 21,875 shares of common stock that are currently vested or that will become vested within 60 days.
(10)
Consists of (i) 125,216 shares of common stock, (ii) currently exercisable warrants to acquire an additional 101,787 shares of common stock, and (iii) stock options to purchase 129,220 shares of common stock that are currently vested or that will become vested within 60 days.

(11)
Consists of (i) 40,115 shares of common stock, (ii) currently exercisable warrants to acquire an additional 34,837 shares of common stock, and (iii) stock options to purchase 82,859 shares of common stock that are currently vested or that will become vested within 60 days.

(12)	See the beneficial ownership described in footnotes (4) through (11).

STOCKHOLDERS' PROPOSALS
Pursuant to our Amended and Restated Bylaws, because this is a special meeting of stockholders and we are not electing directors, our stockholders may not propose business to be brought at the Special Meeting.
WHERE YOU CAN FIND MORE INFORMATION
You may read and copy any materials OpGen files with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is http://www.sec.gov. Information on or accessible through the SEC's website is not a part of this proxy statement. You may also inspect the OpGen SEC reports and other information at its website at www.opgen.com. Information on or accessible through the OpGen website is not a part of this proxy statement. We are subject to the information reporting requirements of the Exchange Act, and file reports and other information with the SEC. These reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.
HOUSEHOLDING OF SPECIAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one (1) copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy statement to you if you contact us at our corporate offices located at 708 Quince Orchard Road, Suite 205, Gaithersburg, MD 20878, or by telephone: (240) 813-1260. If you want to receive separate copies of the proxy statement (and any other documents sent therewith) in the future or if you are receiving multiple copies and would like to receive only one (1) copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.
OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Special Meeting other than the matters referred to above and does not intend to bring any other matters before the Special Meeting. However, if other matters should come before the Special Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR SEC REPORTS TO EACH OF OUR STOCKHOLDERS OF RECORD ON THE RECORD DATE AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR SECRETARY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.
PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA TELEPHONE OR THE INTERNET. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.
BY ORDER OF THE BOARD OF DIRECTORS
OF OPGEN, INC.
Evan Jones, Chairman of the Board of Directors

Appendix A
CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
 OPGEN, INC.
OpGen, Inc., a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL");
DOES HEREBY CERTIFY AS FOLLOWS:
FIRST: The name of the corporation (the "Corporation") is: OpGen, Inc.
SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on May 7, 2015 (the "Restated Certificate") and a Certificate of Correction of the Restated Certificate (the "Certificate of Correction") was filed with the office of the Secretary of State of Delaware on June 6, 2015 (the "Certificate of Correction" together with the Restated Certificate, the "Charter").
THIRD: The Charter is hereby amended as follows:
(a) Article FOURTH of the Charter is hereby amended by changing the first sentence so that it shall read as follows:
"The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is 60,000,000 shares of capital stock, consisting of 50,000,000 shares designated as Common Stock, $0.01 par value per share, and 10,000,000 shares of Preferred Stock, $0.01 par value per share."
(b) Article FOURTH of the Charter, is hereby supplemented by addition of the following paragraphs as new the fourth and fifth paragraphs under "A. Common Stock.":
"Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified into a different number of shares of Common Stock (the "New Common Stock") such that each [[two] to [twenty‑five]] shares of Old Common Stock shall, at the Effective Time, be automatically reclassified into one share of New Common Stock. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to the immediately preceding sentence. No fractional shares of Common Stock shall be issued as a result of such reclassification. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined in good faith by the Board of Directors of the Corporation.
From and after the Effective Time, the term "New Common Stock" as used in this Article FOURTH shall mean the Common Stock as provided in this Amended and Restated Certificate of Incorporation, as amended by this Certificate of Amendment. The par value of the New Common Stock shall be $0.01 per share."
FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.
FIFTH: This Certificate of Amendment shall be deemed effective upon its filing with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment on this __ day of _________, 2018.
OPGEN, INC.
By:
Name:
Title:

A-1